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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 24, 1998


                         UNITED SECURITY BANCORPORATION


             (Exact name of registrant as specified in its charter)


                                   WASHINGTON
                 (State or other jurisdiction of incorporation)


           0-18561                                     91-1259511
     (Commission File Number)               IRS Employer Identification No.



                             N 9560 Newport Highway
                            Spokane, Washington 99218
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (509) 467-6949
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ITEM 5 - OTHER EVENTS

         On March 24, 1998, United Security Bancorporation ("USBN") entered into an Agreement and Plan of Consolidation (the "Consolidation Agreement") with Grant National Bank ("Bank") and New Grant National Bank ("New Bank"). Under the terms of the Consolidation Agreement, New Bank will be consolidated with and into the Bank and the Bank will become a wholly-owned subsidiary of USBN.

         The Consolidation Agreement provides that New Bank's common stock will be exchanged for shares of the Bank's common stock pursuant to a floating exchange ratio. The aggregate value of the consideration is approximately $10 million.

         Consummation of the transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by shareholders of the Bank. For information regarding the terms of the proposed transaction, reference is made to the Consolidation Agreement, and the press release dated March 24, 1998, which are attached to this Report as Exhibits 2 and 99, respectively, and incorporated by reference.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)    Financial statements - not applicable.

         (b)    Pro forma financial information - not applicable.

         (c)    Exhibits:

                (2)     Agreement and Plan of Consolidation dated March 24, 1998

                (99)    Press Release issued by USBN, dated March 24, 1998



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   March 24, 1998


                                       UNITED SECURITY BANCORPORATION



                                       By: /s/ Richard C. Emery
                                           Richard C. Emery
                                           President and Chief Operating Officer


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